UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 3, 2006

(Date of earliest event reported)

CRITICAL PATH, INC.

(Exact name of registrant as specified in its charter)

California	0-25331	94-1788300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Harrison Street, 2nd Floor San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 541-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 14, 2005, Critical Path, Inc. (“Critical Path”) entered into an Asset Purchase Agreement (the “Agreement”) with Tucows.com Co. (“Tucows”) for the sale of a portion of Critical Path’s hosted messaging assets, including a portion of its hosted messaging customer base, assembled hosted messaging workforce, and hosted messaging hardware (the “Hosted Assets”). A copy of the Agreement was previously filed with the Securities and Exchange Commission. On January 3, 2006, Critical Path completed the sale of its Hosted Assets. Under the Agreement, Tucows also acquired a software license for Memova™ and assumed certain contractual liabilities related to the Hosted Assets. Tucows has paid Critical Path $6.25 million in cash. Tucows will also pay an additional $1.75 million to Critical Path if certain post-closing conditions are satisfied.

On January 6, 2006, in recognition of the successful closing of the disposition of the Hosted Assets, the Compensation Committee of the Board of Directors of Critical Path unanimously approved a special cash bonus award to each of the following executive officers: Mark Ferrer, Chief Executive Officer and Chairman of the Board, $28,000; James Clark, Executive Vice President and Chief Financial Officer, $25,000; Mark Palomba, Executive Vice President, Worldwide Services, Support and Asia Pacific, $28,000; and Michael Zukerman, Executive Vice President, General Counsel and Secretary, $25,000.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On January 3, 2006, Critical Path completed the disposition of the Hosted Assets. The information contained in Item 1.01 with respect to the disposition of the Hosted Assets is hereby incorporated by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro forma financial information

The unaudited pro forma financial information included with this Form 8-K has been prepared to illustrate the pro forma effects of the disposition of the Hosted Assets. The unaudited pro forma condensed consolidated balance sheet at September 30, 2005, unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2005 and the unaudited pro forma condensed consolidated statements of operations for fiscal year ended December 31, 2004 are filed as Exhibit 99.1. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2005 and the fiscal year ended December 31, 2004 give effect to the disposition of the Hosted Assets as if it had occurred as of the beginning of the earliest (January 1, 2004) period presented. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2005 gives effect to the disposition of the Hosted Assets as if it had occurred at the end of the period. All pro forma information has been prepared for informational purposes only and does not purport to be indicative of what would have resulted had the disposition actually occurred on the dates indicated or what may result in the future.

(c) Exhibits

Exhibit No.	Description
99.1	Unaudited pro forma condensed consolidated balance sheet at September 30, 2005, unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2005 and unaudited pro forma condensed consolidated statement of operations for the fiscal year ended December 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2006

CRITICAL PATH, INC.

By:	/S/ MICHAEL J. ZUKERMAN
Michael J. Zukerman
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited pro forma condensed consolidated balance sheet at September 30, 2005, unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2005 and unaudited pro forma condensed consolidated statement of operations for the fiscal year ended December 31, 2004.